Exhibit 10.31

UNIVERSITY PACIFIC CENTRE OFFICE LEASE

BETWEEN

ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT,

a Swedish company

(“Landlord”)

and

MAXIM PHARMACEUTICALS, INC.,

a Delaware corporation

(“Tenant”)

UNIVERSITY PACIFIC CENTRE OFFICE LEASE

TENANT:

MAXIM PHARMACEUTICALS, INC.

EXHIBITS:

A.	Floor Plan of Premises
B.	Work Letter Agreement
C.	Rules and Regulations
D.	Basic Monthly Rent Schedule
E.	Option to Renew and Extend
F.	Right of First Refusal
G.	Right of First Offer

i

STANDARD OFFICE LEASE

This Lease is made as of July 31, 2003, between ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT, a Swedish company (“Landlord”), and MAXIM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), who agree as follows:

LEASE OF PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the provisions and conditions set forth herein, those certain premises (“Premises”) described on Exhibit “A” attached hereto, which Premises are located in that certain building known as University Pacific Centre, 8899 University Center Lane, San Diego, California (“Building”), and situated upon that certain real property as more particularly described on Exhibit “A” (“Real Property”).  The Real Property and the Building are referred to collectively herein as the “University Project.”

BASIC LEASE PROVISIONS

The following are the Basic Lease Provisions of this Lease.  Other Sections of this Lease explain and define the Basic Lease Provisions in more detail and are to be read in conjunction herewith.  In the event of any conflict between the Basic Lease Provisions and the other Sections of this Lease, the other Section of the Lease shall control.

1.             BUILDING:  University Pacific Centre, 8899 University Center Lane, San Diego, California 92122.

2.             PREMISES:

a.             Floor(s):  3rd and 4th Floors

b.             Suite(s):  330, 340, 350, 355 and 400

c.             Rentable area of the Premises: approximately 37,651 BOMA rentable square feet.

d.             Usable area of the Premises: approximately 35,491 BOMA usable square feet.

3.             TERM:   Seven (7) years, plus any partial month following the Commencement Date if the Commencement Date does not occur on the first day of a calendar month.

4.             COMMENCEMENT DATE:  September 13, 2003.

5.             BASIC MONTHLY RENT:  See Exhibit “D.”

6.             TENANT’S PRO RATA SHARE; BASE YEAR:  39.02%; such share is a fraction, the numerator of which is the total rentable area of the Premises (37,651 sq. ft.) and the denominator of which is the total rentable area of the Building (96,490 sq. ft.); Base Year:  2004.

7.             SECURITY DEPOSIT: $69,731,56

8.             BROKERS:   Burnham Office Consulting Partners and The Staubach Company - West.

9.             ADDRESSES:

Landlord:	Tenant:

ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT, a Swedish company Alecta Real Estate (USA), Inc. 10 Glenville Street Greenwich, CT 06831 Attn: Martin Van Ardenne	MAXIM PHARMACEUTICALS, INC. 8899 University Center Lane, Suite 400 San Diego, CA 92122 Attn: Dale Sander

with a copy to:

STEPSTONE REAL ESTATE SERVICES 1660 Union Street, 4th floor San Diego CA 92101 Attn: Lisa Ledbetter

10.           PERMITTED USES:  General office uses and other related uses that are: (a) permitted under the zoning for the Building and applicable law and (b) comparable with other first class office buildings in San Diego, California.  Notwithstanding the foregoing, the Premises shall not be used for any of the following uses: treatment or evaluation of patients, whether human or animal; dispensing of medication or medical equipment; or any other retail medical use.

11.           PARKING:  Tenant shall be entitled to, from time to time, rent up to four (4) parking permits per 1,000 usable square feet leased, all within the designated parking area, surface and structure.  At Tenant’s option, up to eighteen (18) of these parking permits shall be for parking spaces that are covered and designated reserved for Tenant’s executives.  In addition, Landlord shall provide, pursuant to Tenant’s request, three (3) reserved spaces in front of the Building designated specifically for Tenant’s visitors and vendors.  Monthly parking charges shall be at $25.00 per non reserved space and $75.00 per reserved space throughout the initial Term.  All non-reserved parking charges shall be waived during the first three (3) years of the Term.  Landlord reserves the right to separately charge Tenant’s guests and visitors for any additional parking.

ARTICLE 1.

TERM

1.1           Commencement Date.  The Term shall commence on the Commencement Date and shall end on the date specified in the Basic Lease Provisions.

1.2           Existing Leases.  Tenant occupies the Premises under the following described leases (each an “Existing Lease”):

(a)           The Lease dated as of September 21, 2000, between SPP Real Estate (Palm Court), Inc., a Delaware corporation, and Maxim Pharmaceuticals, Inc., a Delaware corporation for Suite 330.

(b)           The Lease dated as of May 15, 2000, between SPP Real Estate (Palm Court), Inc., a Delaware corporation, and Maxim Pharmaceuticals, Inc., a Delaware corporation for Suites 340 and 350.

(c)           The Lease dated as of April 22, 2000, between SPP Real Estate (Palm Court), Inc., a Delaware corporation, and Maxim Pharmaceuticals, Inc., a Delaware corporation for Suite 355.

(d)           The Lease dated as of June 26, 1998, between British Pacific Properties Corporation, a California corporation, and Maxim Pharmaceuticals, Inc., a Delaware corporation for Suite 400 and the First Amendment thereto dated as of November 30, 1998.

Each Existing Lease shall, notwithstanding any provision set forth in such Existing Lease, terminate effective as of the Commencement Date, and shall be supplanted in all respects by this Lease; provided, however, that any claims that either party hereto may have against the other party hereto with respect to any Existing Lease shall survive the Commencement Date, any claim under any Existing Lease shall be deemed to be a claim hereunder, and any default under any Existing Lease shall be deemed a default hereunder.

ARTICLE 2.

RENT

2.1           Basic Monthly Rent.  Subject to Paragraph 2.6 and Paragraphs 5.3 and 5.4 of the Work Letter Agreement, Tenant shall pay to Landlord, as monthly rent (“Basic Monthly Rent”), the amount set forth in Item 5 of the Basic Lease Provisions.

The Basic Monthly Rent and all other amounts payable hereunder shall be paid to Landlord in advance on the first day of each month during the Term, without deduction or offset, in lawful money of the United States of America at the office of Landlord in the Building, or to such place as Landlord may designate in writing.

If the Term commences on other than the first day of a calendar month, then there shall be paid on the Commencement Date a pro rata portion of the Basic Monthly Rent based upon the number of days remaining in such month.

2.2           Past Due Rent.  Any amount payable hereunder, including Basic Monthly Rent and any other charge (collectively, “Rent”), not paid when due shall bear interest from the date due until the date paid at the Federal Reserve Board Discount Rate, as of such due date, plus five percent (5%) per annum (“Interest Rate”).  The payment of such interest shall not excuse or cure any default or modify any obligation of Tenant under this Lease.

2.3           Late Fee.  Tenant acknowledges that the late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain.  Such costs may include, without limitation, administrative costs, processing and accounting charges, and late charges which may be imposed on Landlord.  Accordingly, if any installment of Rent shall not be received by Landlord within five (5) days after the date that such amount is due and payable, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of three percent (3%) of the amount due.  The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant.  Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of its rights or remedies hereunder.  Notwithstanding anything to the contrary contained in this Lease, Landlord will grant one (1) grace period for late rent in each 24 month period, provided that Tenant remits the delinquent rental payment within three (3) days of notice of such delinquency.

2.4           Security Deposit.  Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum specified in Paragraph 7 of the Basic Lease Provisions (the “Security Deposit”), except that Tenant may offset against the amount payable as Security Deposit under the Lease the security deposits in the aggregate amount of the Security Deposit (the “Existing Deposits”) under the Existing Leases, which Existing Deposits shall be retained by Landlord as the Security Deposit upon the expiration of the Existing Leases in accordance with Section 1.2; provided, however, that if any portion of the Existing Deposits is applied to cure a default under any of the Existing Leases, then Tenant shall also deposit with Landlord such portion of the Existing Deposits as is so applied by Landlord.  The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of this Lease by Tenant.  If Tenant defaults under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or to compensate Landlord for any other loss or damage which Landlord may suffer thereby.  If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof.  Landlord shall not be required to maintain the Security Deposit separate from its general accounts.  If Tenant shall fully perform this Lease, the Security Deposit, or any balance thereof that has not theretofore been applied by Landlord, shall be returned to Tenant, without payment of interest, within ten (10) days after the expiration of the Term and after Tenant has vacated the Premises.  In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the Security Deposit to Landlord’s successor in interest whereupon Landlord shall be released from all liability for the return or accounting therefor.  No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

2.5           Rent.  For purposes hereof all amounts payable by Tenant to Landlord, regardless of how described or denominated, shall be considered Rent.

2.6           Rent Abatement.

(a)           Notwithstanding the provisions of Article 2 of this Lease and subject to Paragraph 2.6(b), Tenant shall not be obligated to pay Basic Monthly Rent for each of months two, (2), three (3), four (4) and five (5) of the Term for the entire Premises (the “Abated Rent”) until the expiration of the Term.  If upon the expiration of the Term Tenant has not been in material or economic default hereunder (following any applicable notice and cure periods), then Landlord shall forgive Tenant’s obligation to pay the Abated Rent.

(b)           Tenant agrees that Landlord’s agreement to forgive Basic Monthly Rent as provided in Paragraph 2.6(a) is conditioned upon occurrence of no material or economic default on the part of Tenant under this Lease (following any applicable notice and cure periods) during the Term of this Lease.  If a default shall occur during the Term of this Lease, then the aggregate amount of the Abated Rent provided to Tenant prior to such default shall become immediately due and payable as additional rent under this Lease.

ARTICLE 3.

ADDITIONAL RENT

3.1           Operating Expenses.  With respect to each calendar year during the Term, or any partial calendar year at the commencement or end of the Term, Tenant shall pay, as additional Rent in addition to Basic Monthly Rent, an amount equal to Tenant’s Pro Rata Share of any excess of the Operating Expenses for such year over Base Year Operating Expenses; provided however, the amount of controllable Operating Expenses for each calendar year after the Base Year shall be limited so as not to exceed the product of (a) controllable Operating Expenses for the Base Year and (b) 1.06N; where N equals the number of complete calendar years that have elapsed between the Commencement Date and the beginning of such calendar year. Operating Expenses shall be prorated for any partial calendar year during the Term.

3.2           Definition of Operating Expenses.  The term “Operating Expenses” as used in this Lease shall include all costs and expenses necessary to operate, repair, replace and maintain the Building and “Common Facilities” (as defined herein) in a manner deemed reasonable and appropriate by the Landlord for a first-class development.  Operating Expenses shall include, without limitation, the following:

(a)           Wages, salaries and fringe benefits of all employees engaged in the operation of and maintenance of the Building or Common Facilities, including, but not limited to, a building superintendent and/or engineer and associate personnel; employer’s Social Security taxes, unemployment taxes and/or insurance, and other taxes to the extent levied upon such wages, salaries and fringe benefits; the cost of disability and hospitalization insurance and pension or retirement benefits for such employees.

(b)           The cost of supplies, materials and tools used in operation, repair and maintenance of the Building or Common Facilities.

(c)           The cost of heating, ventilation and air-conditioning (collectively, “HVAC”) gas, electricity, water, sewer usage, power and lighting, used in the Building or Common Facilities and not separately metered to and payable by individual tenants.

(d)           The cost of replacement of any equipment which is a part of, or is used in connection with, the operation of the Building or Common Facilities (including alarm equipment, building mechanical equipment, window cleaning equipment and elevators) and all maintenance and service agreements on all such equipment.

(e)           The cost of insurance applicable to the Building or Common Facilities, Landlord’s operation thereof, and Landlord’s personal property used in connection therewith.  The form, content,

coverages, exclusions, deductibles and requirements of any such insurance, all of which matters ultimately dictate the premiums payable for the same, shall be as determined by Landlord or its lenders.

(f)            The cost of all companies or persons (including employment taxes and fringe benefits) which perform regular or recurring duties connected with the day-to-day operation, maintenance, repair or overhead of the Building or Common Facilities, its equipment and the adjacent walks, landscaped areas, including, without limitation, engineers, janitors, foremen, window washers, security services, gardeners, and property managers or other staff engaged in the management of the Building or Common Facilities.

(g)           The cost of all capital improvements made to the Building or Common Facilities by Landlord which have the intent or effect of reducing applicable operating costs, provided that all such costs are to be amortized over such reasonable periods as Landlord shall determine in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital items, together with a reasonable return on capital.

(h)           The cost of all accounting, legal, and other professional fees incurred in connection with the operation of the Building.

(i)            The cost of all independent contractors, other than those employed for tenant improvements.

(j)            A reasonable management fee, which may be payable to Landlord or a management agent employed by Landlord and which shall be three percent (3%) of gross rents.

(k)           The cost of all services furnished by Landlord pursuant to Article 4 below, excepting only as to services which are charged separately to a particular tenant.

(l)            The cost of insured repairs to the Premises or the Building or the Common Facilities, up to the amount of the deductible under the applicable policy of insurance.

(m)          Real property taxes and assessments (including supplemental) levied and assessed against the Building and the Real Property (based on the current assessed value of the Building and the Real Property). (including any increases to the same caused by a change or deemed change of ownership in the Building and/or the Real Property, and any substitutions in lieu of real property taxes or additional taxes levied or assessed).

Notwithstanding anything in this Lease to the contrary, Operating Expenses shall exclude:

(1)           Costs of a capital nature, including, but not limited to,capital repairs, replacements or improvements made to the Building or Common Facilities, except as expressly permitted pursuant to clause (g) above.

(2)           Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building.

(3)           The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant.

(4)           Any depreciation on the Building or Property.

(5)           Expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Property.

(6)           Costs proximately caused by Landlord’s violation of any terms or conditions of this Lease or any other lease relating to the Building or Property.

(7)           Overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.

(8)           All interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment or office equipment which is not affixed to the Building).

(9)           Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord other than in connection with the operation of the University Project’s parking facilities.

(10)         Advertising and promotional expenditures.

(11)         Costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature, but only to the extent and amount of insurance proceeds actually received by Landlord with respect thereto.

(12)         Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Property.

(13)         Management costs to the extent they exceed 3% of gross rents.

(14)         Costs for the acquisition of sculpture, paintings or other objects of art.

(15)         Wages, salaries, or other compensation paid to any executive employees above the grade of building manager.

(16)         The cost of correcting any building code or other violations which were violations which were known to Landlord, and of which Landlord had received written notice from a governmental agency with authority over such violations, prior to the Commencement Date.

(17)         The costs of containing, removing, or otherwise remediating any contamination of the Property (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and “PCB’s”) where such contamination was not caused by Tenant, but was located at the University Project on the Commencement Date.

All areas of the University Project which are made available for use by persons entitled to occupy space in the Building, including, parking areas, driveways, truckways, delivery passages, loading docks, sidewalks, ramps, landscaped and planted areas, stairways, hallways and interior stairwells not located within the premises of any tenant, lobbies, elevators, elevator lobbies, restrooms not located within the premises of any tenant, and all other areas and improvements provided by Landlord for the common use of Landlord and tenants of the Building, and their respective employees and invitees, shall be deemed to be the “Common Facilities” for purposes hereof.

The term “Base Year Operating Expenses” as used in this Lease shall mean the Operating Expenses for the Base Year described in paragraph 6 of the Basic Lease Provisions.

3.3           Operating Expense Escalations.  If the occupancy of the Building during any part of any calendar year during the Term (including the Base Year) is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that calendar year, as reasonably determined by Landlord using sound accounting and management principals, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five (95%) occupied.  This amount shall be considered to have been the Operating Expenses for that calendar year.  For purposes of this subsection 3.3, variable components (“Variable Components”) include only those component expenses that are affected by variations in occupancy levels.

3.4           Expense Statements.  Landlord shall provide to Tenant a written estimate of Operating Expenses approximately thirty (30) days prior to the commencement of the Term and each calendar year during the Term (which amount may be reestimated from time to time during the calendar year).  With respect to each such calendar year, Tenant shall pay to Landlord, monthly in advance, one-twelfth (1/12th) of Tenant’s Pro Rata Share of any excess of the estimated Operating Expenses for that calendar year over the actual Operating Expenses for the Base Year.  Similarly, for any partial calendar year at the commencement or the end of the Term, Tenant shall pay monthly its Pro Rata Share of any excess of the estimated Operating Expenses for the partial calendar year over the actual Operating Expenses for the Base Year.  If for any reason Landlord is unable to provide to Tenant the estimate of Operating Expenses at least thirty (30) days prior to the commencement of any calendar year during the Term, then Tenant shall continue to pay monthly the same amount of additional rent for Operating Expenses as was applicable previously until thirty (30) days after receipt of such estimate; but such delay shall not be a waiver of any such additional amount which Tenant is otherwise obligated to pay for such preceding months during the new calendar year, all of which shall be paid within thirty (30) days after receipt of the estimate.

3.5           Year-End Adjustments.  Within one hundred twenty (120) days after the end of each calendar year, Landlord shall provide Tenant with a written compilation, certified by Landlord or its accountant, showing in reasonable detail the actual Operating Expenses incurred by Landlord for such year and Tenant’s Pro Rata Share thereof.  Landlord and/or Tenant shall within thirty (30) days thereafter make any payment or credit necessary to adjust Tenant’s previous payments on account of the estimated Operating Expenses covered by such annual statement to the amount shown as due from Tenant on such statement.

3.6           Audit Rights.

(a)           In the event of any dispute as to any amount due hereunder by Tenant for Operating Expenses, Tenant shall have the right upon reasonable advance written notice to inspect Landlord’s accounting records relative to Operating Expenses at the office in the Building in which Landlord maintains its records during normal business hours at any time within ninety (90) days following the furnishing by Landlord to Tenant of such statement.  If Tenant objects to Landlord’s calculation by written notice delivered to Landlord within such ninety (90) day period, then a certification as to the proper amount of Operating Expenses shall be made by another independent Certified Public Accountant mutually agreed upon by the parties, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord’s original determination of Operating Expenses was in error by more than five percent (5%) over Tenant’s actual obligation, in which event the costs of such certification shall be the sole obligation of Landlord.

(b)           Tenant shall keep any information from its review of Landlord’s records confidential and shall not disclose it to any other party, except as required by law.  If requested by Landlord, Tenant shall require its employees or agents reviewing Landlord’s records to sign a confidentiality agreement as a condition of Landlord providing the Accountant’s Statement to Tenant.

ARTICLE 4.

SERVICES AND FACILITIES

4.1           Landlord’s Provision of Services.

(a)           Landlord shall furnish HVAC to the Premises between the hours of approximately 6:30 a.m. and 6:30 p.m., Mondays through Fridays, and between the hours of approximately 8:00 a.m. to 1:00 p.m. on Saturdays except those holidays designated yearly by Landlord and except for one day per year when Landlord conducts scheduled maintenance of the Building electrical system.  Landlord shall have the right to charge Tenant for any HVAC services furnished beyond such hourly periods based on the actual cost of such services.

(b)           Landlord shall provide customary and routine cleaning and janitorial service for the Premises; such services shall be in accordance with the specifications delivered to Tenant by Landlord from time to time and otherwise consistent with other similar low-rise, first-class office buildings in San Diego county.

(c)           Landlord shall replace building standard lighting in the Premises, as required, without charge to Tenant, other than as a cost included in Operating Expenses.

(d)           Landlord shall provide sewer and domestic water service to the Premises.

4.2           Electrical Current.  Tenant shall contract directly with the appropriate electrical utility company for separately metered electrical current to the Premises.  If any lights, machines, or equipment are used by the Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, then in the event Tenant fails to discontinue such use within a reasonable time following Landlord’s notification of same, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance and the cost thereof, including the costs of installation, operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand.

4.3           Interruption of Standard Services.  Landlord shall not be liable for the inadequacy, defect or failure in the supply of any service described in Sections 4.1 and 4.2 above because of the happening of any occurrence beyond the reasonable control of Landlord.

4.4           Common Facilities.  Landlord shall operate and maintain the Common Facilities under its control consistent with other similar low-rise, first-class office buildings in San Diego county and may make or permit changes in the size, shape, location, number and extent of the Common Facilities provided that such changes do not unreasonably and unnecessarily interfere with Tenant’s use or enjoyment of the Premises.

4.5           Parking.  Tenant shall comply with the reasonable rules and regulations imposed upon Tenant and Tenant’s employees and visitors for any available parking in the University Project.  Except as expressly provided in Section 11 of the Basic Lease Provisions, parking spaces provided to Tenant during the Term shall be unassigned and non-reserved.

4.6           Telecommunications Facilities.

(a)           Telecommunications Facilities.  Tenant shall have the right to maintain its telecommunication and satellite equipment upon such portion of the rooftop of the Building as is mutually agreed upon by Landlord and Tenant (not to exceed sixty (60) square feet), and subject to Tenant’s compliance with the rules and regulations reasonably promulgated by Landlord, from time to time, with respect to use of, and access to, the rooftop of the Building.  Tenant shall pay Landlord a license fee of $0 per year for the use of, and access to, the Building’s rooftop.  Tenant shall pay for the maintenance and repair of all antennas, satellite dishes and/or other equipment placed upon such licensed portion of the Building’s rooftop (collectively, “Telecommunication Equipment”), as well as all utilities used to operate such Telecommunication Equipment.  Except in the event of an emergency, Tenant covenants to repair, maintain and remove its Telecommunication Equipment only during Normal Business Hours.  The installation of Tenant’s Telecommunication Equipment shall be engineered by Landlord’s engineers with input from Tenant’s engineers at Tenant’s sole cost and expense (provided that Tenant shall have the right to apply such costs against the Improvement Allowance or Additional Improvement Allowance, as

and to the extent provided in Exhibit B).  Such installation of Tenant’s Telecommunication Equipment, including the aesthetic compatibility of such Telecommunication Equipment with the design and appearance of the Building and the height and weight of the Telecommunication Equipment, shall be subject to Landlord’s written approval, which approval shall not be unreasonably withheld or delayed so long as Tenant shall have submitted to Landlord elevations and specifications for the Telecommunications Equipment and Tenant has obtained all necessary governmental approvals in connection with the Telecommunications Equipment.

(b)           Conditions.  Tenant’s rights to install, operate and maintain Telecommunications Equipment are subject to the following requirements, each of which is both a covenant by Tenant, and a condition to Tenant’s right to install, operate and maintain Telecommunications Equipment:

i.              Tenant shall be responsible for and shall timely pay all costs of repairs, operations (including utilities) and improvements in connection with the Telecommunications Equipment, including, without limitation, any screening, any patching or strengthening of the roof of the Building, which may be necessary on account of, or be necessary for, the installation of the Telecommunications Equipment.

ii.             Installation (including installation of cable risers, wires, power sources and all related equipment and materials), operation, use, repair, maintenance and removal must be in accordance with all Regulations (as defined below), including all federal, state and local licensing requirements and be in compliance with all applicable building and fire codes, including any required conditional use permit.

iii.            Installation (including installation of cable risers, wires, power sources and all related equipment and materials), operation, use, repair, maintenance and removal must not interfere with the telecommunications or other systems of the Building or of any other tenant.

iv.            Installation (including installation of cable risers, wires, power sources and all related equipment and materials), operation, use, repair, maintenance and removal shall be conducted by licensed contractors approved by Landlord, and if any roof penetration is required, a licensed roofing contractor approved by Landlord shall perform such work.

v.             The Telecommunication Equipment may not protrude above a height equal to the highest point of the Building structure.

vi.            The Telecommunication Equipment shall not interfere in any way with the Building’s engineering, window washing or other maintenance functions.

vii.           The Telecommunication Equipment must be properly secured and installed so as not to be affected by high winds or other elements.

viii.          The Telecommunication Equipment must be properly grounded.

ix.            The installed Telecommunication Equipment must not be visible from street level at the Project.

x.             The color, size and aesthetics of the Telecommunication Equipment shall be reasonably approved by Landlord.

xi.            The weight of the Telecommunication Equipment shall not exceed the load limits of the Building.

xii.           In no event shall the Telecommunication Equipment or any appurtenant wiring or cable adversely affect any of the mechanical, electrical, life-safety, structural or other systems of the Building.

xiii.          Tenant shall remove the Telecommunications Equipment at the end of the Term, and shall repair any damage to the University Project that is caused by the operation, use, repair, maintenance and removal of the Telecommunications Equipment.

(c)           Government Approvals.  If Tenant installs any Telecommunications Equipment, Tenant shall obtain, at its sole cost and expense, any and all permits, authorizations, and certificates, including, without limitation, zoning variances or changes, as may be required with respect to such Telecommunications Equipment from all governmental agencies.  Landlord agrees to reasonably cooperate with Tenant to obtain same if required by applicable governmental agencies; provided, however, that Landlord shall not be obligated to incur any costs  for which Tenant does not reimburse Landlord or accept the imposition of any zoning change or use restrictions affecting the Building.

4.7           Emergency Generator.

(a)           Emergency Generator.  Subject to the provisions of this Section 4.7, Tenant shall have the right to install in the Building’s parking garage (at a location to be determined by Landlord) an Emergency Generator (the “Emergency Generator”), and such transfer switches, feeders, switchboards, appurtenances and/or additional electrical equipment, as may be necessary to connect the Emergency Generator through the existing bus duct riser to one point of connection at the Premises for the provision of service to the Premises, consistent with the specifications for the Emergency Generator (“Additional Electrical Equipment”), all in accordance with plans approved under Exhibit “B” hereto and all for the provision of electricity to the Premises in the event electricity is not otherwise available to the Premises.  All costs in connection with the installation, operation, use, maintenance, repair and removal of the Emergency Generator shall be the sole responsibility of, and shall be paid by, Tenant (provided that Tenant shall have the right to apply such costs against the Improvement Allowance or Additional Improvement Allowance, as and to the extent provided in Exhibit B).  All costs of the distribution of such service within the Premises shall be paid by Tenant.   The purpose of this Section 4.7 is to permit Tenant, at its sole expense, to install, operate, use, maintain, repair and remove the Emergency Generator and the Additional Electrical Equipment, provided that the installation, operation, use, repair, maintenance and removal of such Emergency Generator complies with the following requirements, each of which is both a covenant by Tenant, and a condition to Tenant’s operation, use, repair, maintenance and removal of the Emergency Generator and the Additional Electrical Equipment:

i.              Installation, operation, use, repair, maintenance and removal must meet all Regulations (as defined below), including all federal, state and local licensing requirements and be in compliance with all applicable building and fire codes, including any required conditional use permit.

ii.             Installation, operation, use, repair, maintenance and removal must not interfere with the Building systems or any systems of other tenants.

iii.            Installation operation, use, repair, maintenance and removal shall be conducted by licensed contractors approved by Landlord.

iv.            The Emergency Generator must be confined to the designated space in the parking area approved by Landlord and may not interfere with any other parking spaces for the Building.

v.             The Emergency Generator shall not interfere in any way with the Building’s engineering or other maintenance functions.

vi.            The color, size and aesthetics of the Emergency Generator shall be reasonably approved by Landlord.

vii.           In no event shall the Emergency Generator or any appurtenant wiring or cable adversely affect any of the mechanical, electrical, life-safety, structural or other systems of the Building.

viii.          Tenant shall remove the Emergency Generator at the end of the Term, and shall repair any damage to the University Project that is caused by the operation, use, repair, maintenance and removal of the Emergency Generator.

(b)           Government Approvals.  If Tenant installs an Emergency Generator, Tenant shall obtain, at its sole cost and expense (provided that Tenant shall have the right to apply such costs against the Improvement Allowance or Additional Improvement Allowance, as and to the extent provided in Exhibit B), any and all permits, authorizations, and certificates, including, without limitation, zoning variances or changes, as may be required with respect to such Emergency Generator from all governmental agencies.  Landlord agrees to reasonably cooperate with Tenant to obtain same if required by applicable governmental agencies; provided, however, that Landlord shall not be obligated to incur any costs  for which Tenant does not reimburse Landlord or accept the imposition of any zoning change or use restrictions affecting the Building

ARTICLE 5.

ACCEPTANCE OF PREMISES

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties with respect to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose.  Tenant currently occupies the Premises under the Existing Leases.  As such, Tenant accepts the Premises in its current “as-is”, “where-is” condition with all faults and deficiencies.  Any modifications to the Premises that Tenant believes are necessary shall be performed by Tenant pursuant to the Work Letter Agreement and, except as provided in the Work Letter Agreement, Landlord shall have no obligation with respect thereto.  Nothing contained in this Article shall affect the commencement of the Term or the obligation of Tenant to pay any Rent due under this Lease.

ARTICLE 6.

ALTERATIONS AND REPAIRS

6.1           Tenant to Maintain.  Tenant shall, at its sole expense, keep the Premises in good repair and tenantable condition during the Term.  All repairs performed by Tenant shall be of quality or class equal to the original mode of construction.

6.2           Landlord to Maintain.  Landlord shall repair and maintain the structural and mechanical portions of the Building, including basic plumbing, HVAC, and electrical systems (but specifically excluding any portions of such systems that are located within the Premises or installed by Tenant before or after the date hereof, which portions Tenant shall repair and maintain) and shall keep all Common Areas in good, clean and sanitary order consistent with other similar low rise, first class office buildings in San Diego county.

6.3           Alterations.  Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises (“Alterations”).  Notwithstanding the foregoing, Landlord notification, but not approval, shall be required for Alterations which cost in the aggregate $50,000 or less; provided that such alterations:

(a)           do not require a permit;

(b)           do not require common area changes;

(c)           do not affect the structural or watertight integrity of the Building;

(d)           do not place any unreasonable additional load on the Building system;

(e)           are not visible from outside the Premises;

(f)            do not detract from the exterior appearance of the Building (with the exception of the Telecommunications Equipment); and

(g)           do not affect the Building’s systems.

All Alterations shall become Landlord’s property and remain upon the Premises at the termination or expiration of the Lease (excepting only Tenant’s moveable office furniture, trade fixtures (including, without limitation, any UPS Systems, supplemental generators and supplemental HVAC installed by Tenant) and office and professional equipment); provided, however, that Landlord shall have the right to require Tenant to remove such Alterations at Tenant’s cost upon the termination or expiration of this Lease, and the repair of any damage caused to the Premises or the Building as a result of any such removal shall be paid for by Tenant.  Notwithstanding the foregoing, if Tenant obtains Landlord’s consent for any Alterations, then Landlord shall notify Tenant, at the time Landlord gives its consent, whether Tenant will be required to remove such Alterations.  If Tenant is not required to obtain Landlord’s consent to any Alteration, then within ten (10) business days after Tenant notifies Landlord that Tenant intends to make such Alterations, Landlord shall notify Tenant whether Tenant must remove such Alterations at the termination or expiration of this Lease.  All alterations, improvements and additions shall be made in a good and first class workmanlike manner using new materials, which shall be at least equal in quality to the original installations.  Tenant shall use contractors designated by Landlord to perform all Alterations the cost of which is anticipated to exceed Two Thousand Dollars ($2,000.00), unless Landlord provides written approval of Tenant’s contractor(s).  Such approval by Landlord shall not be unreasonably withheld, conditioned or delayed so long as such contractor satisfies Landlord’s standard requirements for contractors working in the Building.  Upon request, Landlord will advise Tenant of its pre-approved contractor(s).  Tenant shall provide Landlord with copies of all plans and specifications for all such Alterations and “as built” plans if same are customarily available.

6.4           Indemnity.  Tenant indemnifies, defends, protects and holds Landlord, the Premises, the Building and the University Project harmless from all costs, damages, liens for labor, services and materials relating to work performed by Tenant or its agents, and shall defend and hold Landlord harmless from all costs, damages, liens and expenses (including attorney’s fees and court costs) related thereto.  Tenant hereby waives all rights under, and benefit of, Sections 1941 and 1942 of the California Civil Code or any successor statute thereto or similar statute hereafter enacted.

6.5           Tenant.  If, at any time, Tenant fails to make any repair required to the Premises, then Landlord shall have the right, if it so elects, to make such repair and to immediately charge the costs of the same, together with a fifteen percent (15%) overhead and administrative cost, to Tenant as Rent.

6.6           Toxic Substances.  Tenant shall not maintain, create, use or discharge any toxic or hazardous substances or materials upon the Premises or the University Project and indemnifies, defends, protects and holds Landlord harmless from all costs, damages, liens and expenses (including attorney’s fees and court costs) related thereto.

ARTICLE 7.

PREMISES

7.1           Permitted Use.  Tenant shall use and occupy the Premises only for the permitted uses set forth in paragraph 10 of the Basic Lease Provisions.

7.2           Conduct of Business.

(a)           Tenant shall not do or permit anything to be done in or about the University Project which will, in any way, obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them, or allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain, or permit any nuisance or waste in, on, or about the University Project.

(b)           Tenant shall not use the Premises or permit anything to be done in or about the Premises which shall:  (i) conflict with any law, statute, ordinance, or governmental rule or regulation now or hereafter in effect, including, without limitation, the Americans with Disabilities Act of 1990 and any rules and regulations of the City of San Diego, the requirements of the Certificate of Occupancy for the Building or with the requirements of any covenant, condition or restriction affecting the Building (collectively, “Regulations”); or (ii) increase the rate for fire insurance currently in effect for the Building.  Tenant shall, at its sole cost and expense, promptly comply with all Regulations in force or which may hereafter be in force, and with the requirements of any fire insurance underwriters or other similar body affecting the use and occupancy of the Premises.

(c)           Notwithstanding anything to the contrary contained in this Lease, throughout the term hereof, Tenant shall be responsible for compliance with any laws, codes, or ordinances only where such compliance is related specifically to the Tenant’s particular use and occupancy of the Premises or common areas, or to any Alteration or any other modifications to the Premises that are made by Tenant, its employees or its invitees.  For example, if any governmental authority should require buildings to be structurally strengthened against earthquake, such compliance shall be performed by and at the sole cost of Landlord.

7.3           Signs.  Tenant shall have the right to maintain or modify its Building top signage to display its name at the two (2) existing locations.  Landlord shall maintain the identification of Tenant in the Building directories and the Building standard suite identity signage.  Any such signage will be designed, constructed, operated, maintained and modified in a manner complying with all Regulations.  All costs associated with the fabrication, installation, permitting, maintaining and removing of said signage shall be the sole responsibility of, and shall be paid by, Tenant.  The purpose of this Section 7.5 is to permit Tenant, at its sole expense, to install, operate, use, repair, maintain and remove the signage, provided that the installation, operation, use, repair, maintenance and removal of such signage complies with the following requirements each of which is both a covenant by Tenant, and a condition to Tenant’s operation, use, repair, maintenance and removal of the signage:

i.              Installation, operation, use, repair, maintenance and removal must be in accordance with all Regulations, including all federal, state and local licensing requirements and be in compliance with all applicable building and fire codes, including any required conditional use permit.

ii.             Installation, operation, use, repair, maintenance and removal must not interfere with the Building or any other tenant.

iii.            Installation, operation, use, repair, maintenance and removal shall be conducted by licensed contractors approved by Landlord, and if any roof and/or curtain wall penetration is required, a licensed roofing contractor or engineer or a structural contractor or engineer, as appropriate, and as approved by Landlord, shall perform such work.

iv.            The signage shall not interfere in any way with the Building’s engineering, window washing or other maintenance functions.

v.             The signage must be properly secured and installed so as not to be affected by high winds or other elements.

vi.            The color, size and aesthetics of the signage shall be reasonably approved by Landlord.

vii.           In no event shall the signage or any appurtenant wiring or cable adversely affect any of the mechanical, electrical, life-safety, structural or other systems of the Building.

viii.          Tenant shall remove any signage at the end of the Term, and shall repair any damage to the University Project that is caused by the operation, use, repair, maintenance and removal of such signage.

7.4           Load and Equipment Limits.  Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord’s structural engineer.  The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand.  Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

7.5           Notice.  Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

7.6           Personal Property Taxes.  Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Tenant’s personal property installed or located in or on the Premises, and that become payable during the Term.  On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

ARTICLE 8.

ASSIGNMENT AND SUBLETTING

8.1           General.  Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (subject to Tenant providing financial statements, current tax returns and company background information, to the extent applicable, as well as any other information reasonably deemed appropriate by Landlord):  (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise); or (c) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof.  Notwithstanding the foregoing, Landlord may withhold its consent to a proposed assignment or sublease if the use of the Premises by the proposed assignee or sublessee would not be permitted under Section 7.2 hereof, or the proposed assignee or sublessee is not of sound financial condition, as reasonably determined by Landlord.  Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default.  If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding, and entitled to vote for the election of directors shall be deemed a voluntary assignment of this Lease by Tenant.  The preceding sentence shall not apply to corporations, the stock of which is traded through an exchange or over the counter.  If Tenant is a partnership or limited liability company, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner or partners, or member or members, owning a total of fifty percent (50%) or more of the partnership or limited liability company, or the dissolution of the partnership, shall be deemed a voluntary assignment of this Lease by Tenant.  If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, by any one of the persons executing this Lease shall be deemed a voluntary assignment of this Lease by Tenant.  Tenant shall provide written notice to Landlord before Tenant offers or advertises the Premises for subletting.

8.2           Affiliates.  Notwithstanding the foregoing Paragraph 8.1, Tenant shall have the right, after notice thereof to Landlord (accompanied by adequate substantiation that the transferee qualifies as an Affiliate or Successor of Tenant as defined below), to transfer all or a portion of the Premises, or the leasehold hereunder, to an Affiliate or Successor of Tenant.  For purposes hereof, an “Affiliate” or “Successor” of Tenant means (i) Tenant’s parent corporation, any wholly owned subsidiary of Tenant’s parent corporation, or (ii) an entity controlling, under common control with or controlled by Tenant or Tenant’s parent corporation, including (x) an entity in which at least seventy percent (70%) of Tenant’s partners immediately before such assignment are partners or members or (y) an entity resulting from a merger or consolidation with Tenant or Tenant’s parent corporation provided such successor has a net worth and liquid assets that is not materially less than that of Tenant on the date of the applicable Transfer, or (iii) a transferee of substantially all of Tenant’s assets; but excluding, in each case, any entity formed to avoid the restrictions on transfer by Tenant hereunder and excluding any agency or department of the United States Government.  For purposes of this definition, the word “control,” as used above, means with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.  The word “Person” means an individual, partnership, trust, corporation, firm or other entity.  In the case of any voluntary assignment of this Lease or an assignment of this Lease by operation of law, any such Affiliate or Successor of Tenant must expressly assume in writing a pro rata share of Tenant’s obligations hereunder in the proportion that the number of square feet of Rentable Area of the Premises assigned to such Affiliate or Successor of Tenant bears to the total number of square feet of Rentable Area in the Premises, without relieving Tenant of any liability hereunder.  Paragraph 8.3 shall not be applicable to Transfers covered by this Paragraph 8.2.

8.3           Notice and Procedure.  If at any time or from time to time during the Term, Tenant desires to assign or sublet all or any part of the Premises, then at least thirty (30) days, but not more than one hundred twenty (120) days, prior to the date when Tenant desires the assignment or subletting to be effective (the “Transfer Date”), Tenant shall give Landlord a notice (the “Notice”) which shall set forth the name, address and business of the proposed assignee or sublessee, information (including financial statements and references) concerning the character of the proposed assignee or sublessee, a detailed description of the space proposed to be assigned or sublet, which must be a single, self-contained unit (the “Space”), any rights of the proposed assignee or sublessee to use Tenant’s improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require.  If Landlord requests additional detail, the Notice shall not be deemed to have been received until Landlord receives such additional detail.  Landlord shall deliver written notice to Tenant of Landlord’s consent or absence of consent to any assignment or sublease within twenty (20) business days after Landlord’s receipt of the Notice.  If Landlord fails to deliver written notice of its consent to an assignment or sublease within twenty (20) business days after Landlord’s receipt of the Notice, then Landlord shall be deemed to have consented thereto.  Notwithstanding the foregoing, in the event of an assignment or sublease for more than fifty percent (50%) of the Premises, Landlord shall have the option, exercisable by giving notice to Tenant at any time within twenty (20) days after Landlord’s receipt of the Notice (a) in the case of an assignment or sublease, to terminate this Lease as to the Space as of the Transfer Date, in which event Tenant shall be relieved of all further obligations hereunder as to the Space; or (b) in the case of a sublease, to sublease the Space from Tenant upon the terms and conditions set forth in the Notice, except that the rent shall be the lower of the per square foot Monthly Base Rent and additional Rent described in Articles 2 and 3 payable under this Lease for the Space, or that part of the rent and other consideration set forth in the Notice which is applicable to the Space.  If Landlord exercises its option to sublet the Space, then Tenant shall sublet the Space to Landlord upon the terms and conditions set forth in clause (b) above; provided, however, that:  (i) Landlord shall at all times under such sublease have the right and option further to sublet the Space without obtaining Tenant’s consent or sharing any of the economic consideration received by Landlord; (ii) the provisions of Section 7.2 shall not be applicable thereto; (iii) Landlord and its subtenants shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and the use of which is reasonably required for the use of the Space; (iv) Tenant shall have no right of set-off or abatement or any other right to assert a default hereunder by reason of any default by Landlord under such sublease; and (v) Landlord’s liability under such sublease shall not be deemed assumed or taken subject to by any successor to Landlord’s interest under this Lease.  No failure of Landlord to exercise either option with respect to the Space shall be deemed to be Landlord’s consent to the assignment or subletting of all or any portion of the Space.  If Landlord does not exercise either option, and Landlord shall have consented to the assignment or sublease of the Space, then Tenant shall be free to assign or sublet the Space to any third party subject to the following conditions:

(a)           The assignment or sublease shall be on the same terms set forth in the Notice given to Landlord;

(b)           No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Space until Landlord has consented in writing to any such assignment or sublease and an executed counterpart of the assignment or sublease has been delivered to Landlord;

(c)           Each sublessee (but no sublessee of any sublessee) shall sublet to no more than one subtenant, and no sublessee of any sublessee shall have the right to further sublet;

(d)           Any proposed subletting would not result in more than one sublease of portions of the Premises located on the 4th floor of the Building being in effect at any one time during the Term;

(e)           If the Lease shall be assigned, or the Premises shall be sublet, Landlord may collect Rent directly from any such assignee or sublessee, as the case may be, in the event of default by Tenant; and

(f)            Tenant shall pay to Landlord, as additional rent under this Lease, without affecting or reducing any other obligation of Tenant hereunder, (a) fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or subletting whether denominated rent or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated as to any sublease to reflect obligations allocable to that portion of the Premises subject to such sublease) as offset by (b) the sum of the following costs to the extent they are reasonable and incurred by Tenant in connection with the sublease or assignment:  (i) any brokerage commissions; (ii) legal fees in connection with the sublease or assignment; (iii) the cost of tenant improvements installed by the Tenant in the Space in connection with the sublease or assignment and (iv) the cost of any other concessions reasonably incurred to induce a subtenant or assignee to enter into such sublease or assignment (but no amount shall be deducted to reflect periods when any portion of the Premises is vacant).  Tenant shall deliver to Landlord a statement within thirty (30) days after the end of each calendar year in which any part of the Term occurs specifying as to such calendar year, and within thirty (30) days after the expiration or earlier termination of the Term, specifying with respect to the elapsed portion of the calendar year in which such expiration or termination occurs, each sublease and assignment in effect during the period covered by such statement and, the date of its execution and delivery, the number of square feet of the rentable area demised thereby, and the term thereof; and a computation in reasonable detail showing:  (x) the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 8 with respect to any such sublease or assignment for the period covered by such statement and (y) the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 8 with respect to any payments received from a sublessee or assignee during such period but which relate to an earlier period.

8.4           Continuing Liability of Tenant.  Regardless of Landlord’s consent, no subletting or assignment shall release Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder; provided, however, if Tenant assigns this Lease to an Affiliate of Tenant and, based on documentation provided by Tenant, Landlord reasonably determines that the financial strength of such Affiliate of Tenant immediately after such assignment is equal to or greater than the financial strength of Tenant both as of the date hereof and immediately prior to such assignment, then Tenant shall be released from its primary liability to pay the rent and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.  If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.  Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease.  If Tenant assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Landlord to any assignment or subletting, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.

8.5           Bankruptcy.  To the extent permitted under then-applicable law, if a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after the Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment.  Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease.  If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord:  (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 8.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.  No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant’s obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed.  Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

ARTICLE 9.

NON-LIABILITY AND INDEMNIFICATION

9.1           Tenant’s Waiver of Claims and Indemnity.  Tenant, to the extent permitted by law, waives all claims for loss, theft or damage to property and for injuries to persons, including death, in, upon or about the Premises, the Building, the Common Facilities or the University Project, from any cause whatsoever except loss, damage or injury caused solely by the gross negligence or willful misconduct of Landlord.  Tenant indemnifies, defends, protects and holds Landlord, its partners, agents, servants and employees harmless from and against any loss, liability, claim, damage or expense (including attorney’s fees and court costs) arising out of or resulting from Tenant’s use or occupancy of the Premises, the Building, the Common Areas or the University Project, other than that caused solely by the gross negligence or willful misconduct of Landlord, its partners, agents, servants or employees.

9.2           Negligence of Third Parties.  Neither Landlord nor its partners, agents, servants or employees shall be liable to Tenant for any damage by or from any act of negligence of any tenant or other occupant of the University Project.  Tenant agrees to pay for all damage to the Building, the Common Facilities, the Premises or the University Project, as well as all damage to tenants or occupants thereof caused by Tenant’s misuse or neglect of the University Project, its apparatus or appurtenances, or caused by any licensee, contractor, agent or employee of Tenant.

9.3           Landlord’s Indemnity.  Landlord shall indemnify and save harmless Tenant from and against any and all liability, liens, claims, demands, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or relating to a breach of Landlord of its obligations to Tenant pursuant to this Lease, or the gross negligence or willful misconduct of Landlord.

ARTICLE 10.

INSURANCE

10.1         Insurance to be Carried by Tenant.  Tenant shall during the Term, at its sole cost  and expense, obtain and maintain the following types of insurance:

(a)           Fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, theft, and sprinkler leakage, covering all of Tenant’s property, including, but not limited to, furniture, additions, fixtures, and anything in the nature of a leasehold improvement in an amount equal to the full replacement cost of such property without deduction for depreciation;

(b)           Public liability insurance, including bodily injury and property damage, personal injury and contractual liability with respect to all claims, demands or actions by any person or entity, in any way arising from, related to, or connected with the conduct and operation of Tenant’s business in the Premises or Tenant’s use of the Premises.  Such policies shall be written on a comprehensive basis, with no more than a $5,000 deductible, with a single combined liability limit of not less than $2,000,000;

(c)           Worker’s Compensation insurance coverage as required by law, together with employer’s liability insurance coverage;

(d)           Business Interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils; and

(e)           Any other form or forms of insurance as the trust deed beneficiaries of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

Each policy evidencing insurance required to be carried by Tenant pursuant to this Article shall contain a provision showing Alecta Pensionsförsäkring, Ömsesidigt.a Swedish company, and any other parties in interest as designated by Landlord, as an additional named insureds.

10.2         Policy Forms and Delivery.  All policies shall be taken out from insurers acceptable to Landlord and in form satisfactory to Landlord.  Tenant agrees that certificates of such insurance shall be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days prior to the date Tenant takes possession of the Premises.  All policies shall require that at least ten (10) days prior written notice to Landlord by the insurer prior to termination, cancellation or material change in such insurance.  Upon failure of Tenant to procure, maintain and place such insurance and pay all premiums and charges therefor, Landlord may, but shall not be obligated to, purchase such insurance, and in such event, Tenant shall pay all premiums and charges therefor to Landlord as Rent within five (5) days after demand.

10.3         Use of Proceeds.  In the event of damage or destruction to the leasehold improvements in the Premises covered by insurance required to be taken out by Tenant pursuant to this Article, Tenant shall use the proceeds of such insurance for the purposes of repairing or restoring such leasehold improvements.  In the event of damage or destruction of the Building entitling the Landlord or Tenant to terminate this Lease pursuant to Article 12 hereof, then if the Premises have also been damaged, Tenant will pay to Landlord that portion of its insurance proceeds relating to the leasehold improvements in the Premises that were paid for by Landlord.

10.4         Waiver of Subrogation.  Each party, as to insurance policies maintained by them for the University Project or the Premises, shall use their best good faith efforts to obtain and maintain waivers of subrogation against the other party hereto.

ARTICLE 11.

TRANSFER OF LANDLORD’S INTEREST

In the event of a transfer of all of Landlord’s ownership interest in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of all obligations and liabilities on the part of Landlord hereunder accruing from and after closing of such transfer.

ARTICLE 12.

DAMAGE OR DESTRUCTION

12.1         Repair or Termination.

(a)           If the Premises are damaged by fire or other casualty of the type insured by Landlord the damage shall be repaired by Landlord; provided such repairs can reasonably be made within one hundred twenty (120) days after the commencement of repairs without the payment of overtime or other premiums, that the insurance proceeds are sufficient to pay the costs of such repairs and that the damage does not occur during the last twelve (12) months of the Term.  Landlord shall give written notice to Tenant within thirty (30) days after the occurrence of the damage if Landlord concludes the damages can be so repaired, which notice shall set forth Landlord’s good faith estimate of the anticipated period for repairing the damage (the “Repair Period Notice”).  Until such repairs are completed, Basic Monthly Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of Rent by reason of any portion of the Premises being unusable for a period of three (3) days or less).  If the damage is due to the fault or neglect of Tenant or its employees, then there shall be no abatement of Rent.  If Landlord is required or elects to restore the Premises, then Landlord shall not be required to restore Alterations made by Tenant, Tenant’s improvements, trade fixtures and personal property, such items being the sole responsibility of Tenant to restore.

(b)           Landlord shall not be liable for any failure to make any such repairs if such failure is caused by accidents, strikes, lockouts or other conditions beyond the reasonable control of Landlord.

(c)           If (i) such repairs cannot reasonably be made within such one hundred twenty (120) days, (ii) such repairs will cost more than the available insurance proceeds, or (iii) the damage occurs within the last twelve (12) moths of the Term, then Landlord may, at its option, make such repairs within a reasonable time and, in such event, this Lease shall continue in effect and the Basic Monthly Rent shall be abated in the manner provided above.  Landlord’s election to make such repairs must be evidenced by written notice to Tenant advising Tenant within thirty (30) days after the occurrence of the damage whether or not Landlord will make such repairs.  If Landlord does not so elect to make such repairs then either party may, by written notice to the other given within sixty (60) days after the occurrence of the damage, terminate this Lease as of the date of the occurrence of such damage.

(d)           If (i) the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the damage exceeds one hundred and eighty (180) days or (ii) the damage occurs within the last twelve (12) moths of the Term, then Tenant may elect to terminate this Lease by providing written notice to Landlord within ten (10) days after Tenant receives the Repair Period Notice.  If Tenant does not elect to terminate within such ten (10) day period, Tenant shall be considered to have waived the option to terminate.

(e)           With respect to any damage and repairs, Tenant waives the provisions of Section 1932(2) and 1933(4) of the Civil Code of California or any successor statute thereto or similar statute hereinafter enacted.

(f)            All proceeds of any insurance maintained by Tenant or Landlord upon the Premises (including insurance on Tenant improvements) shall be used to pay for the repairs to the property covered by said insurance, to the extent that repairs are made pursuant to this Article.

(g)           If the Premises, the Building, or the Common Facilities are damaged, and such damage is of the type insured against under the insurance maintained by Landlord, then the cost of repairing said damage up to the amount of the deductible, or any amount in excess of the coverage under said insurance policy, shall be included as a part of the Operating Expenses.

(h)           Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises or any portion of the Building when the damage occurs during the last eighteen (18) months of the Term.

12.2         Loss of Enjoyment.  No damages, compensation or claim shall be payable by Landlord to Tenant for any inconvenience, loss of business or annoyance of Tenant arising from any repair or restoration of any portion of the Premises or any other portion of the Building or Common Facilities performed by Landlord or its agents.  Landlord shall use good faith efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy of the Premises.

12.3         Automatic Termination.  A total destruction of the Building shall automatically terminate this Lease.

ARTICLE 13.

DEFAULTS AND REMEDIES

13.1         Events of Default.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a)           Any failure by Tenant to pay Rent as and when due, where such failure continues for three (3) days after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq. of the California Code of Civil Procedure or any successor statute thereto or similar statute hereinafter enacted;

(b)           Intentionally deleted;

(c)           Any failure by Tenant to observe and perform any other provision of this Lease or the Rules and Regulations promulgated by Landlord hereunder where such failure continues for thirty (30) days (or such longer period as is reasonably required to cure such item, so long as the cure is commenced within said thirty (30) day period and thereafter diligently pursued to completion) (except with respect to subsection (e) below) after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq. of the California Code of Civil Procedure or any successor statute thereto or similar statute hereinafter enacted; or

(d)           The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor or to have debts discharged or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

(e)           Any failure by Tenant to observe and perform the requirements set forth in Section 4.6(b)(iii) of this Lease where such failure continues for fifteen (15) days after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq. of the California Code of Civil Procedure or any successor statute thereto or similar statute hereinafter enacted

13.2         Landlord’s Remedies.

(a)           In the event of any default by Tenant, as defined herein, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option, but shall not be obligated to do so, to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such election to terminate.  In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i)            The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii)           The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of rental loss which Tenant proves could have been reasonably avoided; plus

(iii)          The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss which Tenant proves reasonably could be avoided; plus

(iv)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to, brokerage commissions and the cost of restoring said Premises to the condition required under this Lease; plus

(v)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(vi)          As used in (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate.  As used in (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank at San Francisco at the time of award, plus one (1) percentage point.

(b)           In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises.  Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(c)           In the event of the abandonment of the Premises by Tenant or in the event of any default by Tenant, if Landlord does not elect to terminate this Lease as provided in this Section, then  Landlord may exercise the remedy and shall be entitled to all the rights provided for in California Civil Code Section 1951.4 or any successor statute thereto or similar statute hereinafter enacted.

(d)           Landlord shall not, by any reentry or other act, be deemed to have accepted any surrender by Tenant of the Premises or Tenant’s interest therein, or be deemed to have terminated this Lease or Tenant’s right to possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

(e)           Landlord may suspend or discontinue all or any of the services specified in Article 4 during the continuance of any material and undisputed default; and no such suspension or discontinuance will be deemed or construed to be an eviction, constructive or actual, or an ejection of Tenant.

(f)            If Landlord reenters the Premises, Tenant shall have no claims for damages that may be caused by Landlord’s reentering or removing and storing the property of Tenant, and indemnifies, defends, protects and holds Landlord harmless from all losses, costs, expenses (including attorney’s fees and court costs) or damages occasioned by Landlord.  No such entry shall be considered or deemed to be a forcible entry by Landlord.

(g)           All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

13.3         Landlord’s Default.  Landlord shall not be deemed to be in default under this Lease unless and until it has failed to perform any of its obligations hereunder within thirty (30) days after written notice by Tenant to Landlord specifying the manner in which Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default, if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.  In the event of a default by Landlord hereunder, the extent of Landlord’s liability shall be strictly limited to and shall not extend beyond Landlord’s interest in the University Project.

ARTICLE 14.

EMINENT DOMAIN

If forty percent (40%) or more of the rentable space in the Building or if such portion of the Premises as, in Tenant’s reasonable judgment, makes the balance of the Premises after restoration being made untenantable or otherwise unsuitable for Tenant’s use and requirements, shall be lawfully taken or condemned or conveyed under threat of such taking or condemnation, for any public or quasi-public use or purpose (such taking, condemnation or conveyance being referred to herein as a “Taking”), the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority.  If the Lease is not so terminated, and the Premises has been reduced in size, then Basic Monthly Rent shall be reduced in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business.  Tenant hereby assigns to Landlord the entire amount of any award/settlement made by reason of such Taking.  If a material part of the Building is condemned or taken or if a substantial alteration or reconstruction of the Building shall, in Landlord’s opinion, be necessary or desirable as a result of such Taking, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the date of the Taking.  Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate the Lease in the event of a partial taking of the Premises.  Nothing herein contained shall be deemed or construed to prevent Tenant from interposing and prosecuting in any Taking proceedings a claim for the value of any fixtures or improvements installed in or made to the Premises by Tenant, or for its costs of moving or loss of business by reason of such Taking, so long as such claim does not interfere with or restrict Landlord’s claims for, and does not reduce, any award or settlement payable to Landlord.

ARTICLE 15.

SUBORDINATION

This Lease is subject and subordinate to all declarations of restrictions, ground leases, deeds of trust or other security interests of any kind now or hereafter encumbering or affecting the University Project or any portion thereof; subject, however, to the qualification that so long as Tenant is not in default under this Lease, its peaceful use and occupancy of the Premises under this Lease shall not be impaired, restricted or terminated by any such mortgagee, beneficiary, secured party or ground lessor whose interest arises after the date hereof.  In the event of foreclosure or exercise of any power of sale under any deed of trust superior to this Lease, Tenant, upon demand, shall attorn to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale, in which event this Lease shall not terminate and Tenant shall automatically be and become the tenant of the purchaser; provided, however, that no landlord or purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale, or any successor thereto shall be liable for any act or omission of any prior landlord (including Landlord) or be subject to any offsets, counterclaims, or defenses which Tenant might have against any prior landlord (including Landlord), or be bound by any Rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any Security Deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord), or be bound by an agreement or modification of this Lease made after Tenant has written notice of the interest of such party, without the prior written consent of such party, or be obligated to repair the Premises in the event of total or substantial damage beyond that which can reasonably be accomplished from the net proceeds of insurance made available to such Landlord.  If Landlord encumbers the Building as security for any loan, then Landlord shall use its commercially reasonable efforts to provide Tenant with a non-disturbance agreement on a commercially reasonable form.

ARTICLE 16.

SURRENDER OF PREMISES; REMOVAL OF PROPERTY

16.1         Tenant’s Removal of Property.  Upon the expiration or termination of the Term of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as the same are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and in a reasonable state of cleanliness.  In such event, Tenant shall, without expense to Landlord, remove from the Premises all debris, rubbish, furniture, equipment, business and trade fixtures (including any UPS systems, supplemental generator and supplemental HVAC equipment installed by Tenant), free-standing cabinet work, moveable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises and all similar articles of any other persons claiming under Tenant.  Subject to the provisions of Paragraph 6.3, Tenant shall not remove any additions or improvements to the Premises, such as carpet, interior partition walls and doors, “built-ins”, shelves, built-in fixtures or other similar items, it being understood and agreed that such items are and shall remain the property of Landlord.  Tenant shall also repair, at its expense, all damage to the Premises resulting from such removal.

16.2         Abandoned Property.  Whenever Landlord shall reenter the Premises as provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease shall be treated in accordance with Section 1980 of the California Civil Code.

ARTICLE 17.

MISCELLANEOUS

17.1         Landlord’s Inspection and Maintenance.  Subject to Tenant’s reasonable security requirements, Tenant shall permit Landlord and its agents at all reasonable times following no less than 24 hours prior notice (except in case of emergency) to enter the Premises for the purpose of inspecting the same and(or) for the purpose of protecting the interest therein of Landlord, and to take all required materials and equipment into the Premises and perform all required work therein.

17.2         Exhibition of Premises.  Subject to Tenant’s reasonable security requirements, Tenant shall permit Landlord and its agents to enter and pass through the Premises at all reasonable hours following no less than 24 hours prior notice (except in case of emergency) to:

(a)           Post notices of nonresponsibility; and

(b)          Exhibit the Premises to holders of encumbrances and to prospective purchasers, mortgagees or lessees of the Building.

If during the last month of the Term, if Tenant shall have removed substantially all of Tenant’s property and personnel from the Premises and has ceased all business operations therefrom, then, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease.

17.3         Rights Reserved by Landlord.  Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant’s use or possession of the Premises:

(a)           To name the University Project and to change the name or street address of the University Project;

(b)          To install and maintain all signs on the exterior and interior of the University Project;

(c)           To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes;

(d)          To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the University Project and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the University Project or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the University Project or in order to comply with the laws, orders or requirements of governmental or other authority.

17.4         Quiet Enjoyment.  Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

17.5         Compliance.  Landlord shall bear the responsibility that the Building and Common Facilities are in compliance with all laws, rules, regulations and ordinances, including all environmental laws and the American with Disabilities Act of 1990 (the ADA).  Tenant shall bear the responsibility of complying with all laws, rules, regulations and ordinances, including all environmental laws and the ADA, in the Premises.

17.6         Force Majeure.  Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage.  Nothing in this section, however, shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

17.7         Counterparts.  This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

17.8         Execution of Lease.  No Option.  The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the University Project.  Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

17.9         Further Assurances.  The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

17.10       Mortgagee Protection.  Tenant agrees to send by certified or registered mail to any first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord.  If Landlord fails to cure such default within the time provided for in this Lease, such beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

17.11       Expenses of Litigation.  If either party incurs any expense, including reasonable attorney’s fees, in connection with any action instituted by either party by reason of any dispute under this Lease or any default or alleged default of the other party, the party prevailing in such action shall be entitled to recover its reasonable expenses from the other party.

17.12       Tenant’s Certificates.  Tenant agrees at any time from time to time, within twenty (20) days of receipt of written request from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications; (b) as to the Commencement Date and expiration date of the Term; (c) as to the dates to which the Rent and other charges hereunder have been paid in advance, if any; (d) as to the amount of the current Basic Monthly Rent; (e) as to the subleases or assignments, if any, applicable to the Lease; (f) whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such Landlord default of which Tenant may have knowledge; and (g) any other information reasonably requested by Landlord.  Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Building, or any mortgagee, ground lessor or other encumbrancer thereof, or by an assignee of any such encumbrancer.

17.13       Holding Over.  Tenant shall have the right to extend the Term for a period of up to two (2) months after the expiration of the Term upon the same provisions and conditions as otherwise set forth herein (the “Holdover Extension Period”) provided that Tenant gives Landlord at least six (6) months prior written notice of its intent to so extend the Lease and the duration of the extension.  Any holding over beyond the Holdover Extension Period without the consent of the Landlord shall be construed to be a tenancy from month to month upon the same provisions and conditions as otherwise set forth herein except that the Rent shall equal 150% of the Rent payable (without reduction) during the last month of the Term hereof.  Tenant shall indemnify and hold Landlord harmless from and against all liability, costs, damages and expenses resulting from the delay by Tenant in surrendering the Premises, including any claims made by any succeeding or prospective tenant based on any such delay.

17.14       Notices.  All notices, which Landlord or Tenant may be required or may desire to serve on the other shall be in writing and shall be served by personal delivery or by mailing the same by registered or certified mail, postage prepaid, addressed as set forth in the Basic Lease Provisions or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing in accordance with this Article.  Any notice so given by mail as provided above shall be deemed effectively given seventy-two (72) hours after deposit in the mail as provided above, unless received earlier by the addressee.  Any notice served by personal delivery shall be deemed effectively given when delivered at the party’s address.

17.15       Rules and Regulations.  Tenant agrees to abide by and comply with the Rules and Regulations delivered to Tenant by Landlord from time to time.  Landlord shall not be liable to Tenant for any violation of such Rules and Regulations by any other tenant.  In the event of any inconsistencies between this Lease and the Rules and Regulations, the language of this Lease shall prevail.  Landlord shall have the right, from time to time, to reasonably amend and modify the Rules and Regulations.  Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations against other lessees of the Building, but shall have no liability for its failure to enforce the Rules and Regulations against any other lessee in the Building.

17.16       Governing Laws.  This Lease shall be governed by and construed in accordance with the laws of the State of California.

17.17       Headings and Titles.  The marginal titles to the Articles of this Lease are inserted for convenience of reference only and shall have no effect upon the construction or interpretation of any part hereof.

17.18       Heirs and Assigns.  Subject to the limitations on assignment, subletting and transfers, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

17.19       Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease.

17.20       Severability.  If any condition or provision of this Lease shall be held invalid or unenforceable to any extent under any applicable law or by any court of competent jurisdiction, then the remainder of this Lease shall not be affected thereby, and each condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

17.21       Work Letter Agreement.  The Premises shall be finished in accordance with the agreement of the parties entitled “Work Letter Agreement,” which agreement is attached hereto as Exhibit B.

17.22       Authority.  Each individual executing this Lease on behalf of a partnership or corporation represents and warrants that she or he is duly authorized to execute and deliver this Lease on behalf of such partnership or corporation and that this Lease is binding upon such partnership or corporation in accordance with its terms.

17.23       Brokers.  Landlord shall be solely responsible for the payment of brokerage commissions to the entity specified in Item 8 of the Basic Lease Provisions.  If Tenant has dealt with any other real estate broker or agent or any other person in connection with the leasing or renting of space in the Building, or assignment of the Lease or subletting of the Premises, then Tenant shall be solely responsible for the payment of any fee due such person, and Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liability, costs, and expenses (including attorney’s fees and court costs) in respect thereto.

17.24       No Light, Air or View Easement.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the University Project shall not in any way affect this Lease or impose any liability on Landlord.

17.25       Entire Agreement.  This Lease, along with any Exhibits affixed hereto, constitutes the entire and exclusive agreement between Landlord and Tenant relative to the Premises.  This Lease may not be changed, modified, abandoned or discharged, in whole or in part, nor any of its provisions waived, except by a written instrument which is executed by both parties hereto.

17.26       Recording.  Tenant shall not record this Lease.

17.27       Joint and Several Liability.  If Tenant is comprised of more than one person or entity, then the obligations hereunder imposed upon such persons and entities shall be joint and several.

17.28       Exhibits.  Each of the following Exhibits are attached hereto and incorporated herein by this reference.

Exhibit A - Floor Plan of Premises.

Exhibit B - Work Letter Agreement.

Exhibit C - Rules and Regulations.

Exhibit D - Basic Monthly Rent Schedule.

Exhibit E - Option to Renew and Extend

Exhibit F - Right of First Refusal

Exhibit G - Right of First Offer

17.29       Confidentiality.  Landlord and Tenant acknowledge and agree to keep the substance of this Lease confidential and not to disclose or discuss the nature or substance of the discussions leading to the execution hereof, nor the substance or detail of this Lease, with any individual or entity, except as might be reasonably necessary to effect the intent hereof; provided, however, Tenant may disclose this Lease and the terms and conditions herein to its lawyers, accountants, investors, purchasers, potential assignees or sublessee (or any brokers assisting in connection therewith) and otherwise as may be required by law and Landlord may disclose this Lease and the terms and conditions herein to its lawyers, accountants, potential investors, purchasers and lenders and otherwise as may be required by law.  Subject to the foregoing, Tenant shall not disclose or discuss any aspect of the negotiations or detail of this Lease with any other tenant or prospective tenant of the Building or any real estate agent or broker.  Landlord and Tenant understand, acknowledge and agree that in the event of a failure to comply with the reciprocal confidentiality provisions detailed herein, that the non-breaching party will suffer immediate, irreparable harm and that such party shall have the right to enforce this confidentiality agreement by injunctive or other equitable remedies.  Any violation of any of the provisions of this confidentiality agreement shall be deemed to be an event of default under this Lease.

17.30       No Representations or Warranties.  Neither Landlord nor Landlord’s agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

17.31       Limitation of Liability.  Landlord’s officers, directors and shareholders shall not be liable for the performance of Landlord’s obligations under this Lease.  Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of Landlord’s officers, directors and shareholders.  The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to Landlord’s interest in the Building, and Tenant shall not look to any other property or assets of Landlord in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

17.32       Consents.  Tenant hereby waives any monetary claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any requested consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment.  In the event of such a determination, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal to give such consent.  The sole remedy for Landlord’s unreasonably withholding or delaying of consent shall be as provided in this Section.

17.33       Waiver.  The failure of Landlord to exercise its rights in connection with any breach or violation of any term, covenant, or condition herein contained, shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptances of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such proceeding breach at the time of acceptance of such rent.

17.34       No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate any and all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

17.35       Storage Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Tenant’s currently existing storage premises (the “Storage Premises”), comprised of approximately one thousand one hundred ninety-eight (1198) rentable square feet located in the parking garage.  Tenant leases the Storage Premises “as is,” and Landlord makes no representation or warranty with respect to the Storage Premises or the condition thereof.

(a)           Use.  The Storage Premises may be used solely for storage purposes in compliance with Applicable Laws.  Tenant agrees that Tenant shall not store any toxic or corrosive materials in the Storage Premises, nor shall Tenant store any objects or groups of objects which exceed the floor load capacity of the Storage Premises.

(b)           Term.  The term of the lease for the Storage Premises shall commence as of the Commencement Date and shall continue for a period coterminous with Term of this Lease, unless sooner terminated pursuant hereto, and subject to renewal pursuant to Exhibit E attached hereto; provided that rent for the Storage Premises during any renewal or extension term shall be determined by Landlord.

(c)           Rent.  Tenant shall pay a monthly rent for the Storage Premises in the amount of one thousand one hundred ninety-eight Dollars ($1198), based on the existing storage premises, payable in advance on or before the first day of each calendar month during the term of the lease for the Storage Premises.  Rent payments for partial months during the term hereof shall be prorated on the basis of the actual number of days in said months.

(d)           Other Expenses.  Any costs or expenses for services or utilities which are attributable directly to Tenant’s use or occupancy of the Storage Premises shall be paid in full by Tenant as additional rent when such costs are incurred or, if Landlord makes such payments, within ten (10) days after being billed therefor by Landlord.

(e)           Relocation of Storage Premises.  Landlord shall have the right, at its option and from time to time, upon not less than thirty (30) days prior written notice to Tenant, to relocate all or any portion of the Storage Premises and to substitute for all or any portion of the Storage Premises other space in the Building or in the parking garage that comprises approximately as much space as the Storage Premises being relocated.  Such substitute Storage Premises shall be rented at the same rate applicable to the Storage Premises being relocated.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, intending to be bound by it as of the date first above written.

“LANDLORD”			“TENANT”

ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT, a Swedish company			MAXIM PHARMACEUTICALS, INC., a Delaware corporation

By:	Alecta Investment Management U.S.A.,		By:	/s/ Dale A. Sander
	a Delaware corporation			Name: Dale A. Sander
	its Manager			Title: Vice President

	By:	/s/ Martin Van Ardenne
		Name: Martin Van Ardenne	By:	/s/ Larry G. Stambaugh
		Title: Asset Manager		Name: Larry G. Stambaugh
Title: CEO

	By:	/s/ Laura Sundquist Brom
Name: Laura Sundquist Brom
Title: CFO

EXHIBIT “A”

Floor Plan of Premises

THIRD FLOOR

FOURTH FLOOR

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EXHIBIT “B”

Work Letter Agreement

This Work Letter Agreement (“Work Letter Agreement”) is dated for reference purposes only as July 31, 2003 and is made by and between ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT, a Swedish company (“Landlord”), and MAXIM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), as part of that certain Lease dated the same date as this Work Letter Agreement between them, affecting that real property commonly known as University Pacific Center, located at 8899 University Center Lane in the City of San Diego, County of San Diego, State of California. Capitalized terms used, but not otherwise defined, in this Work Letter Agreement shall have meanings ascribed to those terms in the Lease. The following provisions are added to the Lease and, in the event of conflict between this Work Letter Agreement and the Lease, this Work Letter Agreement shall prevail.

Tenant hereby acknowledges that Tenant has inspected the Premises, knows the condition thereof and agrees to accept the same in “as is” condition.  It is understood and agreed that Landlord is not obligated to install any equipment, or make any repairs, improvements or alterations to the Premises.

ARTICLE I

DEFINITIONS

1.1.  Definitions. Wherever used in this Work Letter Agreement, the following terms are defined as follows:

1.2.  Construction Costs means the following costs to the extent incurred to complete the Leasehold Improvements (including the costs of security systems, cabling and signage):

a. Payments to Contractors for labor, material, equipment, and fixtures supplied pursuant to any construction contract entered into in accordance with this Work Letter Agreement;

b. Fees paid to Designers for services required for construction of the Leasehold Improvements;

c. Taxes, fees, charges, and levies by governmental and quasi-governmental agencies for Permits or for inspections of the Leasehold Improvements work;

d. Utilities incurred in the course of the construction of the Leasehold Improvements;

e. Premiums for builder’s risk insurance and other insurance required by this Work Letter to be carried by Tenant in connection with construction of the Leasehold Improvements; and

f. Costs incurred for the management and administration of the construction of the Leasehold Improvements, including, without limitation, subject to clause (iv) below, amounts paid to Tenant’s construction consultants other than Designers, wages, labor burden, and expediting, procurement, and administrative expenses.

In no event, however, shall Construction Costs for the Leasehold Improvements include:

(i) The cost of work that is not authorized by the approved Final Plans for Leasehold Improvements;

(ii) Costs resulting from any default by Tenant of its obligations under this Work Letter Agreement;

(iii) Costs resulting from any default by any Designer or Contractor;

(iv) Amounts paid Tenant’s construction consultants (other than Designers) in excess of two percent (2%) of the amount of the costs described in clause (a) above;

(v) Costs that are recovered or are reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

1.3.  Contractors means all general contractors, design build contractors, subcontractors, and material suppliers who provide labor and materials for construction of the Leasehold Improvements. To the extent required by Applicable Laws and Restrictions, each Contractor shall be duly licensed by the State of California and in good professional standing.

1.4.  Designers means all architects, structural engineers, mechanical engineers, the Architect and all other design professionals that are needed to design any portion of the Leasehold Improvements, each of whom shall be duly licensed by the State of California and in good professional standing.

1.5.  Final Plans for Leasehold Improvements are those working drawings, plans, specifications, elevations, lighting design, interior finish design, for the Leasehold Improvements prepared by the Designers and approved by the parties in accordance with this Work Letter Agreement.

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1.6.  Improvement Allowance means the Initial Improvement Allowance and any Additional Improvement Allowance.

1.7.  Initial Improvement Allowance means the amount of ten dollars ($10.00) per usable square foot of the Premises.

1.8.   Landlord’s Representative means Lisa Ledbetter or such other person as Landlord shall designate in writing to Tenant as its authorized representative for the purposes of administering this Work Letter Agreement.

1.9.  Leasehold Improvements means the improvements, modifications, and alteration of the existing Premises to be constructed in or about the Premises by Tenant in accordance with this Work Letter Agreement.

1.10.  Tenant’s Representative means [                  ] or such other person as Tenant shall designate in writing to Landlord as its authorized representative for the purposes of administering this Work Letter Agreement.

ARTICLE II

DESIGNATION OF REPRESENTATIVES

2.1.  Designation of Representatives. Landlord and Tenant respectively appoint Landlord’s Representative and Tenant’s Representative as their sole representatives for the purposes of administering this Work Letter Agreement. Until replaced upon by written notice, Landlord’s Representative and Tenant’s Representative will have the full authority and responsibility to act on behalf Landlord and Tenant, respectively, as required in this Work Letter Agreement, but shall have no right to modify this Work Letter Agreement or the Lease or to waive any material right of his or her principal under this Work Letter Agreement.

ARTICLE III

PERFORMANCE OF THE WORK

3.1.  Administrative Fee.  Tenant shall pay an administrative fee (the “Administrative Fee”) to Landlord for Landlord’s administration of the architectural and general contracting contracts and billing in the amount of one-half of one percent (.5%) of the Construction Costs described in clauses (a) and (b) of the definition of Construction Costs.  Landlord may withhold, and apply against the Administrative Fee, any portion of the Improvement Allowance up to the amount of the Administrative Fee.

3.2.  Construction of Leasehold Improvements. Tenant shall cause the Leasehold Improvements to be constructed subject to, and in full compliance with, Section 6.3 of the Lease.

ARTICLE IV

PAYMENT OF CONSTRUCTION COSTS

4.1.  Duty To Pay Construction Costs of Leasehold Improvements and Improvement Allowance. Subject to payment by Landlord to Tenant of the Improvement Allowance, the Leasehold Improvements shall be completed at the sole expense of Tenant. Landlord shall disburse the Improvement Allowance to Tenant as follows:

Landlord shall disburse to Tenant an amount equal to the lesser of the Construction Costs or the Improvement Allowance when the Leasehold Improvements have been substantially completed in accordance with Section 6.3 of the Lease.

4.2.  Additional Improvement Allowance.  Tenant may, by written notice to Landlord delivered prior to the Commencement Date, increase the Improvement Allowance by up to five dollars ($5.00) per rentable square foot of the Premises (the “Additional Improvement Allowance”).  If Tenant uses all or part of the Additional Improvement Allowance, then Basic Monthly Rent for each month of the Term shall increase by $0.02125 per rentable square foot of the Premises for each additional one dollar ($1.00) of the Additional Improvement Allowance that Landlord disburses to or on behalf of Tenant, or otherwise disburses in connection with the Leasehold Improvements.

4.3.  Characterization of Additional Improvement Allowance and Initial Improvement Allowance.  Any disbursement by Landlord of any portion of the Improvement Allowance shall be deemed to be a distribution of the Initial Improvement Allowance until the full amount of the Initial Improvement Allowance has been disbursed, and thereafter, any disbursement by Landlord of any portion of the Improvement Allowance shall be deemed to be a disbursement of the Additional Improvement Allowance.

4.4  Unused Improvement Allowance.  Notwithstanding Section 4.1 above, if Landlord disburses less than all of the Initial Improvement Allowance to Tenant by the beginning of the thirteenth (13th) full month of the Term, then, the unused portion of the Initial Improvement Allowance, up to five dollars ($5.00) per usable square foot, in the aggregate, shall automatically be applied to reduce the Basic Monthly Rent first ensuing in the thirteenth (13th), fourteenth (14th) and fifteenth (15th) full months of the Term.

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4.5  Expiration of Tenant Allowance.  Tenant’s rights with respect to the Improvement Allowance shall expire on January 1, 2005.  If Tenant has failed to request the disbursement of any portion of the Improvement Allowance by January 1, 2005, then Tenant shall be deemed to have forfeited and lost its right to the remaining portion of the Improvement Allowance.

4.6  Notice of Nonresponsibility. Tenant shall provide Landlord with at least ten (10) days’ prior written notice before the date for its commencement of construction of the Leasehold Improvements, in order to permit Landlord to post, file, and record such Notices of Nonresponsibility and other instruments as may be necessary to protect Landlord and its property from claims by Contractors for Construction Costs that are to be paid by Tenant.

4.7  Liens.  Tenant shall not permit the filing of any mechanic’s lien or other lien in connection with any Leasehold Improvements, unless such mechanic’s lien or other lien results from Landlord’s failure to make payments when required hereby.  If a mechanic’s lien or other lien is filed against the Building or Real Property, Tenant shall post a statutory release bond or discharge or cause to be discharged such lien within ten (10) days after Tenant receives notice of the filing thereof.

ARTICLE V

MISCELLANEOUS

5.1  Time of the Essence.  Time is of the essence with respect to Tenant’s obligations hereunder and with respect to the expiration of the Improvement Allowance under Paragraph 5.5.

5.2  Remedies.  All rights and remedies of Landlord under the Lease shall apply in the event of a breach of any of the covenants contained herein.  In the event Tenant fails to make timely payment of any amounts due hereunder, Landlord shall have all the rights and remedies provided for in the Lease for nonpayment or late payment of Rent including, but not limited to, the right to late fees and interest as set forth in Article 2 and all other rights and remedies as set forth in Article 13.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter Agreement, intending to be bound by it as of the date first above written.

“LANDLORD”			“TENANT”

ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT, a Swedish company			MAXIM PHARMACEUTICALS, INC., a Delaware corporation

By:	Alecta Investment Management U.S.A.,		By:	/s/ Dale A. Sander
	a Delaware corporation			Name: Dale A. Sander
	its Manager			Title: Vice President, Corporate Development

	By:	/s/ Martin Van Ardenne
		Name: Martin Van Ardenne	By:	/s/ Larry G. Stambaugh
		Title: Asset Manager		Name: Larry G. Stambaugh
Title: CEO

	By:	/s/ Laura Sundquist Brom
Name: Laura Sundquist Brom
Title: CFO

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EXHIBIT “C”

RULES AND REGULATIONS

1.             ALL REFERENCES IN THESE RULES AND REGULATIONS SHALL REFER TO LANDLORD AND TENANT UNDER THIS LEASE.  IT IS UNDERSTOOD, HOWEVER, THAT THESE SAME RULES AND REGULATIONS SHALL BE ADOPTED AND OTHERWISE APPLIED TO OTHER TENANTS IN THIS BUILDING.

2.             Except as otherwise provided in the Lease or any Exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building or the University Project without the written consent of Landlord first had and obtained.  Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant.  Landlord shall not be liable in damages for such removal unless the written consent of Landlord has been obtained.

All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord.

Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord.  Tenant shall not use any drape or window covering facing any exterior glass surface other than the standard drape issued by Landlord.

3.             Except as to tenants who occupy entire floors of the Building: (a) no tenant shall obtain for use upon its Premises ice, drinking water, waxing, cleaning, interior glass polishing, rubbish removal, towel and other similar services or accept barbering or bootblacking or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and consented to in advance by Landlord; and (b) no vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

4.             Except as otherwise provided in the Lease or any Exhibits thereto, the bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

5.             The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises.  The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building or the University Project and its tenants, providing that nothing herein contained shall be construed to prevent such access to persons whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities.  Except as may be otherwise provided in the Lease with respect to the proposed heliport facility on the roof of the Building, no tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

6.             Each tenant, upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.  Tenant shall not alter any lock nor install any new or additional lock or any bolts on any door of the Premises without the written consent of Landlord.

7.             The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substances of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

8.             Tenant shall not overload the floor of the Premises or deface the Premises or any part thereof.

9.             No furniture or freight shall be brought into the Building without the consent of Landlord.  All moving of the same into or out of the Building shall be via the Building’s freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall reasonably prescribe.  No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators.  Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards

10.           Except for safes and vaults installed as part of the Tenant Improvements pursuant to the Work Letter attached to the Lease, Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of

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moving the same in and out of the Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage done to the Building by moving or maintaining any such safe or other property and any such damage shall be repaired at the expense of Tenant.

11.           Except as otherwise provided in the Lease or any Exhibits thereto, Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord.  Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same.

Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall in nowise be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or another employee or any other person.  Except as otherwise provided in the Lease or any Exhibit thereto, janitor service shall include ordinary dusting and cleaning by the janitor or any assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services.  Janitor service will not be furnished on nights when rooms are occupied after 10:00 p.m.  Window cleaning shall be done only by Landlord.

12.           Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of any noise, odors and(or) vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building.

13.           Except for tenants who occupy entire floors of the Building, no cooking shall be done or permitted by any tenant on the Premises.  No tenant shall allow the Premises to be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

14.           Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable, explosive or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

15.           Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced.  No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

16.           No tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.  The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

17.           Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Sundays and legal holidays and on other days between the hours of 7:00 p.m. and 7:00 a.m., and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building or the University Project, its tenants and property in the Building or the University Project.  Access to the Premises may be refused unless the person seeking access is known to the employee of the Building or the University Project in charge, and has a pass or is otherwise properly identified.  Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building or the University Project of any person.

18.           Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building.

19.           Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register.  Any person whose presence in the Building at any time shall in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom.  Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of the Tenant.

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20.           The requirements of Tenant shall be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

21.           Tenant shall use its best efforts to assure that no person shall be allowed to transport or carry beverages, food, containers, etc. on any passenger elevators.  The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

22.           Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun’s rays fall directly on windows of the Premises.  Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s HVAC system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow.

23.           Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the University Project or its desirability as a location for offices, and upon written notice from Landlord, any Tenant shall refrain from or discontinue such advertising.

24.           Canvassing, soliciting and peddling within the entire University Project is prohibited unless specifically approved by Landlord and each tenant shall cooperate to prevent such activity.

25.           Except as otherwise provided in the Lease, all parking ramps and areas plus other public areas forming a part of the University Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas.  Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

26.           Whenever the consent or approval of Landlord is required under these Rules and Regulations, Landlord agrees that such consent shall not be unreasonably withheld or delayed.

27.           There shall be no smoking permitted at any time in the Building.

28.           In the event of any conflict between these Rules and Regulations and the Lease, the Lease shall prevail.

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EXHIBIT “D”

BASIC MONTHLY RENT SCHEDULE

1.             BASIC MONTHLY RENT

a)             Beginning on the Commencement Date of the Lease, the Basic Monthly Rent to be paid by the Tenant to the Landlord, which includes full service, net of separately metered utilities, shall be as follows:

Months   0 through 12 - $90,362.40   ($2.40 per BOMA rentable square foot) per month

Months 13 through 24 - $90,362.40   ($2.40 per BOMA rentable square foot) per month

Months 25 through 36 - $90,362.40   ($2.40 per BOMA rentable square foot) per month

Months 37 through 48 - $100,904.68 ($2.68 per BOMA rentable square foot) per month

Months 49 through 60 - $103,916.76 ($2.76 per BOMA rentable square foot) per month

Months 61 through 72 - $106,928.84 ($2.84 per BOMA rentable square foot) per month

Months 73 through 84 - $109,940.92 ($2.92 per BOMA rentable square foot) per month

b)            Tenant agrees to pay to Landlord the monthly rental (Basic Monthly Rent) according to the terms and conditions as specified in Article 2 of the Lease.

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EXHIBIT “E”

OPTION TO RENEW AND EXTEND

1.             Provided Tenant is not in material or economic default under the terms and conditions of this Lease (following any applicable notice and cure periods), Landlord hereby grants to the Tenant and/or any Affiliate the option to renew and extend the Term of this Lease for two (2) successive terms of three (3) years (“Renewal Option”). In order to exercise a Renewal Option, Tenant shall provide written notice to Landlord designating the size and location of the portion of the Premises that will be subject to the Renewal Option (the “Proposed Renewal Premises”), which shall include, at a minimum, the entire (4th) floor of the Premises.  If the Proposed Renewal Space includes less than all of the Premises, but more than all of the fourth (4th) floor of the Premises, then the designation of the Proposed Renewal Space shall be subject to Landlord’s approval, which approval may be withheld for any commercially reasonable basis, including, without limitation, that (a) the remainder of the Premises will be unduly difficult to lease to third party tenants, to maintain or to use; or (b) the costs to maintain the remainder of the Premises or the Proposed Renewal Space would exceed the average cost to maintain space in the Building.  The term “Renewal Premises” shall mean and refer to the Proposed Renewal Space approved by Landlord.  If the Renewal Premises includes less than all of the Premises but more than the fourth (4th) floor, then Tenant shall be solely responsible for all costs that arise out of Tenant’s designation of less than all of the Premises as the Renewal Premises, including costs associated with the construction of any demising walls.  The renewal and extension of the Term of this Lease shall be upon the same terms, conditions and provisions as contained in this Lease, except that the new Premises shall be the Renewal Premises and the new Basic Monthly Rent shall be adjusted to equal ninety-five percent (95%) of the Market Rental Rate for comparable space in the so-called “University Town Center” submarket in San Diego at the commencement of the extension term.

2.             Tenant shall give Landlord written notice of its intention to exercise an extension option not less than nine (9) months and not more than eighteen (18) months prior to the commencement date of each renewal option term.  Within the thirty (30) days after receiving notification from the Tenant of its intention to exercise such option to extend, Landlord shall provide Tenant with Landlord’s calculation of the new Basic Monthly Rent and escalations, as determined pursuant to paragraph 1 above, for the extension term.  Tenant shall within thrity (30) day after receipt thereof: (i) accept Landlord’s calculations or (ii) rejects Landlord’s calculation and provide Landlord with Tenant’s own calculation of Basic Monthly Rent and escalations.  Thereafter, the parties shall seek to settle the dispute by way of good faith negotiations concluded within sixty (60) days of Tenant’s delivery of Tenant’s calculation of Basic Monthly Rent and escalations to Landlord.  If, after such good faith negotiations, the parties are still not able or willing to agree upon the Basic Monthly Rent and escalations for that extension term, then the matter shall be settled by arbitration in accordance with the following procedures:

a)             Each party shall designate an M.A.I. appraiser qualified to evaluate downtown San Diego office space;

b)            The two (2) appraisers shall select a similarly qualified appraiser;

c)             The three (3) appraisers shall, after soliciting, accepting and reviewing such information and documentation as they may deem necessary and appropriate, including that submitted by either party, within thirty (30) days after appointment and taking into account (i) the unique nature and high class quality of the Building (including, particularly, its height, construction, quality, ambiance and amenities), and (ii) the prevailing market rental for similar (equivalent) space in other buildings in the so-called “University Town Center” submarket in San Diego;

d)            Determine by a simple majority which of the Basic Monthly Rent and escalations calculations is closest to their own calculation or valuation.  Whichever of Landlord’s or Tenant’s Basic Monthly Rent and escalations calculation is closer to that of the majority of the arbitrators shall become binding; and

e)             Landlord and Tenant shall each pay one-half of the fees for the arbitrators.

If either party fails, within ten (10) days, to designate their appraiser as set forth in Paragraph 2(a) above, then the appraiser selected by the other party shall act alone and his or her determination shall be binding.

3.             The “Market Rental Rate” shall be established by averaging the annual rental rates (the “Comparable Rate”) then being paid under leases then being entered into in the so-called “University Town Center” submarket in San Diego for non-sublease, non-encumbered, non-equity, office space comparable to the Renewal Premises, taking into consideration all pertinent factors, including but not limited to the face rental rates, rental increase, parking rights, new or renewal tenant improvement allowances, length of term, use, quality of services provided, whether operating expenses are determined on a base year or a triple net basis, location and/or floor level within the applicable building, definition of net rentable areas, leasehold improvements provided (except any leasehold improvements within the Renewal Premises which were constructed solely at Tenant’s expense shall be deemed to be building standard improvements) quality, age and location of the applicable building, tenant clientele of the building, financial strength of the applicable tenant, rental concessions and inducements being offered to

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new or renewal tenants (such as abatements or tenant improvement allowances), the time the particular rate under consideration became effective, and parking (availability and cost).

In the event a Comparable Rate used for comparison is a “gross rate” (i.e. the rate includes an allowance for operating expenses), then the Building’s share of operating expenses for the calendar year immediately preceding the year in which the Market Rental Rate is being determined shall be deducted (on the applicable per square foot basis), to the end said rate is net of all operating expenses.  Further, in the event a Comparable Rate is a “net” rate (i.e. the rate does not include an allowance for operating expenses), any difference between operating expenses payable under this Lease and operating expenses payable by tenants in the comparable space shall be taken into account to the same extent and in the same manner as the rental marketplace takes such differences into account.

4.             This option to renew and extend (i) shall be personal to the original Tenant and any Affiliate under the Lease and appurtenant to the Lease, and (ii) may not be assigned, pledged or otherwise transferred, either separately from the Lease or to an assignee of the Lease permitted or approved by Landlord pursuant to the Lease, without Landlord’s prior written consent, which Landlord may grant or withhold in its sole discretion.

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EXHIBIT “F”

Right of First Refusal

Provided Tenant is not in material or economic default under the terms and conditions of this Lease (following any applicable notice and cure periods), if at any time within months one (1) through sixty-six (66) of the Term of the Lease, Landlord has the opportunity to offer for lease all or any portion of the second (2nd), third (3rd) or fourth (4th) floors of the Building (the “First Refusal Space”), and to the extent Landlord receives a bona-fide third party offer for such First Refusal Space pursuant to which Landlord would be willing to so lease such space, then Landlord shall give written notice of such offer to Tenant or any Affiliate.  The Tenant or any Affiliate may within five (5) business days after receipt of such written notice, elect to lease all of the space described in Landlord’s written notice on the same terms and conditions described in Landlord’s written notice by delivery of written notice to Landlord, and the parties then shall execute an amendment to this Lease incorporating into this Lease the terms applicable to such space.  In the event Tenant fails to elect within the five (5) business day period to lease the applicable First Refusal Space, then Landlord shall be free to lease such space to any third party on terms and conditions acceptable to Landlord, and if Landlord so leases such space to a third party, then the right of first refusal shall terminate as to such space.  Notwithstanding the foregoing, (i) such first refusal right shall commence only following the expiration or earlier termination of (A) any lease pertaining to the First Refusal Space, and (B) as to any First Refusal Space which is vacant as of the date of this Lease, each lease pertaining to any portion of such First Refusal Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights in existence as of the date of this Lease granted to the tenant(s) of the Superior Leases or any other leases (the rights described in items (i) and (ii), above to be known collectively, as “Superior Rights”).

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EXHIBIT “G”

Right of First Offer

Subject to any currently existing commitments and rights of other tenants in the Building that currently lease space as of the date of execution of this Lease, during the first eighteen (18) months of the initial Term of this Lease (the “Right of First Offer Period”), tenant shall have a right of first offer, personal to Tenant, to lease additional vacant space on floors two (2), three (3) and four (4) of the Building that becomes vacant during the Right of First Offer Period (the “Available Space”).  Tenant shall be entitled, from time to time, to give Landlord notice of Tenant’s interest in leasing Available Space (an “Interest Notice”), and Landlord shall provide Tenant with a notice in writing (the “Available Space Notice) of Available Space, if any, which will become vacant during the Right of First Offer Period.  Tenant shall have fifteen (15) business days after receipt of the Available Space Notice to elect in a written notice to Landlord to lease all of the Available Space, or any portion of the Available Space that is a separately demised leaseable unit, as set forth therein.  If Tenant does not elect to lease the Available Space set forth in the Available Space Notice within fifteen (15) business days after receipt of the Available Space Notice, then Landlord shall be free to lease such Available Space to any other Person and Tenant shall not have any rights with respect to such Available Space for a period of one hundred fifty (150) days after expiration of said fifteen (15) business day period, and Tenant shall have such rights only if Tenant gives Landlord another Interest Notice after expiration of such one hundred fifty (150) day period.  If Tenant elects to lease any portion of the Available Space, then Tenant shall lease such portion of the Available Space on the same terms and conditions that are set forth in this Lease, except that the tenant improvement allowance and all other concessions including free rent shall be prorated based on the actual number of months Tenant leases said expansion space; the term with respect to such portion of the Available Space will expire at the end of the Term; and Tenant shall pay Basic Monthly Rent based on the Term of the Lease with respect to the remainder of the Premises.  If Tenant exercises the right of first offer, then the parties shall execute an amendment to this Lease incorporating into this Lease the terms applicable to such space.  Notwithstanding the foregoing, (i) such right of first offer shall commence only following the expiration or earlier termination of (A) any lease pertaining to the Available Space, and (B) as to any Available Space which is vacant as of the date of this Lease, each lease pertaining to any portion of such Available Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such right of first offer shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights in existence as of the date of this Lease granted to the tenant(s) of the Superior Leases or any other leases (the rights described in items (i) and (ii), above to be known collectively, as “Superior Rights”).

No such First Right of First Offer may be exercised, and if exercised, the option shall be deemed canceled and shall be of no force or effect, if at the time of such exercise, the Tenant is then in material or economic default (beyond applicable notice and cure periods) under this Lease or this Lease is not then in full force and effect.

The right of first refusal described in this Exhibit “G” shall terminate at the expiration of the Right of First Offer Period.

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